UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2021

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introductory Note
On December 16, 2021, CIM Real Estate Finance Trust, Inc. (the “Company” or “CMFT”) completed the merger (the “Merger”) previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2021 with CIM Income NAV, Inc. (“CIM Income NAV”), pursuant to the Agreement and Plan of Merger, dated as of September 21, 2021 (the “Merger Agreement”), by and among the Company, Cypress Merger Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), and CIM Income NAV.

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Assumption of CIM Income NAV Credit Agreement Resulting from the Merger
On December 16, 2021, upon the consummation of the Merger, a subsidiary of the Company assumed CIM Income NAV’s obligations as guarantor under a guaranty provided by CIM Income NAV pursuant to the Second Amended and Restated Credit Agreement by and among CIM Income NAV Operating Partnership, LP, the operating partnership of CIM Income NAV (“CIM Income NAV OP”), JPMorgan Chase Bank, N.A., as administrative agent (the “CIM Income NAV Administrative Agent”), and the lender parties thereto (the “CIM Income NAV Lenders”), as described in CIM Income NAV’s Current Report on Form 8-K filed with the SEC on September 12, 2017 (the “CIM Income NAV Credit Agreement”), and as modified by the CIM Income NAV Modification Agreement (as defined below). The CIM Income NAV Credit Agreement allows for borrowings of up to $425.0 million (the “CIM Income NAV Credit Facility”). The CIM Income NAV Credit Facility includes $212.5 million in term loans and up to $212.5 million in revolving loans.
Depending upon the type of loan specified and overall leverage ratio, the CIM Income NAV Credit Facility bears interest at (i) the one-month, three-month or six-month LIBOR multiplied by the statutory reserve rate plus an interest rate spread ranging from 1.60% to 2.10% for term loans and 1.70% to 2.20% for revolving loans; or (ii) a base rate ranging from 0.60% to 1.10% for term loans and 0.70% to 1.20% for revolving loans, plus the greater of: (a) JPMorgan Chase Bank, N.A.’s Prime Rate (as defined in the CIM Income NAV Credit Agreement); (b) the greater of (1) the Federal Funds Effective Rate (as defined in the CIM Income NAV Credit Agreement) and (2) the Overnight Bank Funding Rate (as defined in the CIM Income NAV Credit Agreement) plus 0.50%; or (c) the one-month LIBOR multiplied by the statutory reserve rate plus 1.0%. CIM Income NAV had $352.5 million of debt outstanding under the CIM Income NAV Credit Facility as of December 16, 2021 at a weighted average interest rate of 2.93% and $72.5 million in unused capacity, subject to borrowing availability. CIM Income NAV had available borrowings of $31.8 million as of December 16, 2021.
The CIM Income NAV Credit Agreement contains provisions with respect to covenants, events of default and remedies customary for facilities of this nature. In particular, the CIM Income NAV Credit Agreement requires Merger Sub (as successor by merger to CIM Income NAV) to maintain a minimum consolidated net worth greater than or equal to the total of (i) $367.1 million, plus (ii) 75% of the aggregate increases in stockholders’ equity of the Merger Sub and its consolidated subsidiaries (including increases in stockholders’ equity of CIM Income NAV and its consolidated subsidiaries) after June 30, 2017 by reason of issuances of equity interests, minus (iii) the aggregate amount of any redemptions or similar transactions after June 30, 2017 (but not to exceed the amount in clause (ii) above); a leverage ratio less than or equal to 60%; a fixed charge coverage ratio greater than 1.50 to 1.00; an unsecured debt to unencumbered asset value ratio equal to or less than 60%; an unsecured debt service coverage ratio greater than 1.75 to 1.00; a secured debt ratio equal to or less than 40%; and real estate recourse debt ratio not greater than 15% of total asset value.
Following the consummation of the Merger, on December 16, 2021, CIM Income NAV OP entered into a Modification Agreement and Limited Consent (the “CIM Income NAV Modification Agreement”) by and among CIM Income NAV OP, the CIM Income NAV Administrative Agent and the CIM Income NAV Lenders party thereto. The CIM Income NAV Modification Agreement modifies the CIM Income NAV Credit Agreement to, among other things:
•subject to the satisfaction of certain conditions set forth in the CIM Income NAV Modification Agreement, obtain the consent of the CIM Income NAV Administrative Agent and the CIM Income NAV Lenders to the Merger;
•account for the consummation and effectiveness of the Merger;
•confirm the extension of the maturity date in the case of the Revolving Facility (as defined in the CIM Income NAV Credit Agreement) to March 6, 2022;

•specify that a Change of Control (as defined in the CIM Income NAV Credit Agreement) shall include an event or series of events by which CMFT fails to own 100% of the voting equity interests of Merger Sub or fails to control Merger Sub; and
•subject to certain exceptions, so long as any CIM Income NAV Lender has any commitment under the CIM Income NAV Credit Agreement, any loan or other obligation remains unpaid or unsatisfied or any letter of credit remains outstanding under the CIM Income NAV Credit Agreement, prohibit making, directly or indirectly, any Restricted Payment (as defined in the CIM Income NAV Credit Agreement), or incurring any obligation to do so if an Event of Default (as defined in the CIM Income NAV Credit Agreement) has occurred and is continuing or would result therefrom.
The CIM Income NAV Modification Agreement contains customary representations, warranties and conditions. CIM Income NAV OP paid certain fees under the CIM Income NAV Modification Agreement.
The foregoing description of the CIM Income NAV Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the CIM Income NAV Modification Agreement, which will be filed as an exhibit to CMFT’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 in its entirety.
In connection with the Merger, effective at the effective time of the Merger, the size of the board of directors (the “Board”) of the Company was increased by one director and Roger D. Snell was elected to serve as a director of the Company. Mr. Snell will be included as an additional nominee for director for election at the Company’s 2021 annual meeting of stockholders to be held on December 28, 2021 and to serve as a director of the Company until the 2022 annual meeting of stockholders of the Company and until his successor is duly elected and qualifies.
Mr. Snell, age 65, served as one of CIM Income NAV’s independent directors and as the chairman of the audit committee from September 2011, and as a member of CIM Income NAV’s valuation, compensation and affiliate transactions committee from August 2018, until the effective time of the Merger. Since September 2021, Mr. Snell has served as chief executive officer and a member of the board of directors of Conifer Realty, LLC, a nationally ranked, full-service real estate company specializing in the development, construction, management, and ownership of high-quality, affordable housing communities. Mr. Snell serves as a member of the board of directors and investment committee of Veritas Investments. Mr. Snell previously served as chief investment officer of Veritas Investments from October 2011 until January 2021. From February 2003 until June 2012, Mr. Snell was the managing director of SIP Investment Partners, a commercial real estate investment firm. From February 1997 to June 2002, Mr. Snell was president and chief executive officer of Peregrine Real Estate Investment Trust, a publicly traded commercial real estate and hotel property real estate investment trust (“REIT”) that was reorganized into a private company named WinShip Properties. Prior to joining Peregrine, Mr. Snell was managing director of Snell & Co., LLC, an investment advisory firm, in 1996, and president and chief executive officer of Perini Investment Properties, a publicly traded REIT focusing on commercial real estate and hotel properties (later renamed Pacific Gateway Properties), from January 1993 to January 1996. Prior to joining Perini, Mr. Snell held various leadership positions in other commercial real estate investment and development companies. Mr. Snell received an M.B.A. from Harvard Business School and a B.S. degree from the University of California, Berkeley.
Other than as provided in the Merger Agreement, there are no arrangements or understandings between Mr. Snell and any person pursuant to which he was elected to serve as a director of the Company. There are no family relationships between Mr. Snell and any director or executive officer of the Company, and Mr. Snell does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Compensatory arrangements for Mr. Snell will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors. Such arrangements are described in the proxy statement/prospectus that the Company filed with the SEC pertaining to the Merger. Mr. Snell will also enter into the Company’s standard indemnification agreement for directors, the form of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 14, 2020.

Item 8.01	Other Events.
Completion of Merger
On December 16, 2021, subject to the terms and conditions of the Merger Agreement, CIM Income NAV merged with and into Merger Sub, with Merger Sub surviving the Merger as a wholly owned subsidiary of the Company. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of CIM Income NAV ceased.
At the effective time of the Merger, each issued and outstanding share of CIM Income NAV’s Class D common stock, $0.01 par value per share (the “Class D Common Stock”), was converted into the right to receive 2.574 shares of CMFT’s common stock, $0.01 par value per share (the “CMFT Common Stock”), each issued and outstanding share of CIM Income NAV’s Class T common stock, $0.01 par value per share (the “Class T Common Stock”), was converted into the right to receive 2.510 shares of CMFT Common Stock, each issued and outstanding share of CIM Income NAV’s Class S common stock, $0.01 par value per share (the “Class S Common Stock”), was converted into the right to receive 2.508 shares of CMFT Common Stock, and each issued and outstanding share of CIM Income NAV’s Class I common stock, $0.01 par value per share (the “Class I Common Stock” and, together with the Class D Common Stock, Class T Common Stock and Class S Common Stock, the “CIM Income NAV Common Stock”), was converted into the right to receive 2.622 shares of CMFT Common Stock, in each case, subject to the treatment of fractional shares in accordance with the Merger Agreement (the “Merger Consideration”). At the effective time of the Merger, each issued and outstanding share of CIM Income NAV Common Stock granted under CIM Income NAV’s 2018 Equity Incentive Plan, whether vested or unvested, was cancelled in exchange for an amount equal to the Merger Consideration for the applicable share class.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Combined Company
The combined company after the Merger (the “Combined Company”) retains the name “CIM Real Estate Finance Trust, Inc.” The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
On December 16, 2021, the Company issued a press release in connection with the closing of the Merger, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 21, 2021, by and among CIM Real Estate Finance Trust, Inc., Cypress Merger Sub, LLC and CIM Income NAV, Inc. (incorporated by reference to Exhibit 2.1 to CIM Real Estate Finance Trust, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2021).

99.1	Press Release, dated December 16, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2021	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)